Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-284768, 333-273726, 333-239913, 333-225531, 333-233419 and 333-264026) and on Form S-8 (Nos. 333-254508, 333-268004 and 333-264028) of our report dated April 15, 2025 with respect to the consolidated financial statements of XWELL, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Morristown, New Jersey

April 1, 2026